Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Green Planet Group, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Edmond L. Lonergan, President and Chief Executive Officer, and James C. Marshall, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of our knowledge:

(1)	This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edmond L. Lonergan	/s/ James C. Marshall
Edmond L. Lonergan President and Chief Executive Officer	James C. Marshall Chief Financial Officer
Date: November 21, 2011	Date: November 21, 2011

*
This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.